EXIBIT 99

FOR IMMEDIATE RELEASE

THE CHILDREN'S PLACE RETAIL STORES, INC. NAMES HITEN PATEL

CHIEF FINANCIAL OFFICER

Secaucus, New Jersey – April 18, 2005 – The Children’s Place Retail Stores, Inc. (Nasdaq: PLCE) announced that, effective today, Hiten Patel has been appointed Senior Vice President, Chief Financial Officer, reporting directly to Ezra Dabah, Chairman and Chief Executive Officer. Mr. Patel succeeds Seth Udasin, Vice President, Chief Financial Officer, who resigned from the Company to pursue other interests effective Friday, April 15, 2005.

For the past six months, Mr. Patel, 37, has served as a consultant to the Company, working closely with the executive and finance teams on various projects, including the Disney Store acquisition and integration, through which he has gained in-depth knowledge of the Company and its strategies. Prior to this engagement, Mr. Patel was the founder of a private strategic financial consultancy specializing in acquisitions and new venture development. From 1999 to 2003, Mr. Patel worked at Dell Inc., where he quickly rose to the position of Director of Strategic Planning and Business Development for the enterprise systems group. In this role, Mr. Patel developed long range technology and product strategies, and also negotiated strategic alliances with various partners. Prior to this role, Mr. Patel served in progressively senior positions in Dell’s Treasury group, where he spearheaded the acquisition team and managed and/or developed many of Dell’s capital structure elements.

Before Dell, Mr. Patel spent two years as the Acting Corporate Controller and Director of Financial Reporting at Rickel Home Centers and four years at Arthur Andersen LLP, performing audit and capital market services for companies in the retail, healthcare and shipping industries. Mr. Patel holds a B.A. in Economics and History from University of California at Berkeley and an M.B.A in Finance and Strategic Management from The University of Chicago.

“Hiten is a wonderful addition to our Company. The qualities he has demonstrated over the past six months combined with his strategic planning skills make him uniquely qualified to lead our financial team in this new phase of our growth,” said Ezra Dabah, Chairman and Chief Executive Officer. “Hiten’s knowledge and strong leadership have earned the respect of our executive team, and his professional experience will be invaluable as we plan for the Company’s long term growth and success. His familiarity with our business and culture will enable him to ‘hit the ground running’ and build on the substantial contributions he has made during his short time with us.”

Commenting on Mr. Udasin’s departure, Mr. Dabah reflected, “Seth’s contributions over the past 20 years have been critical to our success, and have given us a strong financial backbone with which to grow our business. We thank Seth for his many years of dedicated service and wish him the best in his new endeavors.”

The Children’s Place Retail Stores, Inc., is a leading specialty retailer of children’s merchandise. The Company designs, contracts to manufacture and sells high-quality, value-priced merchandise under the proprietary “The Children’s Place” and licensed “Disney Store” brand names. As of April 2, 2005, the Company owned and operated 752 The Children’s Place stores in North America, 306 Disney Stores in North America and its online store, www.childrensplace.com.

This press release may contain certain forward-looking statements regarding future circumstances. These forward-looking statements are based upon the Company’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements including, in particular, the risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. Actual results, events, and performance may differ. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by The Children's Place or any other person that the events or circumstances described in such statement are material.

CONTACT: The Children's Place
                                 Heather Anthony, Director, Investor Relations, (201) 558-2865

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